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SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Check the appropriate box:
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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Under Rule 14a-12
STANDARD MICROSYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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STANDARD MICROSYSTEMS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JULY 9, 2003

To the Stockholders of
    STANDARD MICROSYSTEMS CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Standard Microsystems Corporation ("SMSC") will be held on July 9, 2003, at 10:00 A.M., at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, 39th Floor, New York, New York 10006 for the following purposes:

          (1)  To elect directors;

          (2)  To adopt and approve the 2003 Stock Option and Restricted Stock Plan;

          (3)  To adopt and approve the 2003 Director Stock Option Plan;

          (4)  To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for SMSC for the fiscal year ending February 29, 2004; and

          (5)  To transact such other business as may properly come before the meeting or any adjournment thereof.

        In accordance with the bylaws of SMSC, the Board of Directors has fixed the close of business on May 16, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

GEORGE W. HOUSEWEART Senior Vice President, General Counsel & Secretary

Dated: May 30, 2003

  After reading the following proxy statement, please see the enclosed proxy card for details about voting by phone or by Internet. Have your control number, set forth on the enclosed proxy, available when you vote by phone or by Internet. To vote by mail, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

STANDARD MICROSYSTEMS CORPORATION
80 Arkay Drive
Hauppauge, New York 11788

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, JULY 9, 2003

        This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Microsystems Corporation, a Delaware corporation ("SMSC"), for use at its annual meeting of stockholders to be held on July 9, 2003 and at any adjournment thereof. The approximate date on which this statement and the accompanying proxy are first being mailed to stockholders is May 30, 2003.

ELECTION OF DIRECTORS

        At the annual meeting, two directors are to be elected for terms expiring in 2006.

Nominees of the Board of Directors

        The persons named as proxies will vote for the election as directors the two nominees named below for each proxy that is submitted, unless otherwise specified in the proxy. Should any nominee become unable to accept nomination or election (which is not anticipated), the persons named as proxies will vote for the election of any remaining nominee and for any substitute nominee as the Board may designate.

        Set forth below is certain information with respect to each nominee and each other person whose term as a director will continue after the annual meeting. James J. Boyle has advised the Board that he will be retiring from the Board and will not stand for re-election at this year's annual meeting.

Name	Other positions with SMSC, principal occupation, certain other directorships and age as of May 17, 2002	Director since

Nominees to serve until the 2006 Annual Meeting:
Robert M. Brill	General Partner, Newlight Associates, L.P.; General Partner, Newlight Associates II, L.P.; General Partner, Poly Ventures II, L.P.; venture capital investment in high technology; Age 56	1994
James A. Donahue	Director, President and Chief Executive Officer, Cohu, Inc.; Age 54	—
Directors to serve until the 2005 Annual Meeting:
Steven J. Bilodeau	Chairman, President and Chief Executive Officer of SMSC since March 1999; Age 44	1999
Peter F. Dicks	Corporate Director; Directorships include, among others, Enterprise Capital Trust, Polar Capital Technology Trust, Graphite Enterprise Trust, Sportingbet.com (UK) Plc, Gartmore Fledging Index Trust, PNC Telecom; Age 60	1992; also 1976-1991
Directors to serve until the 2004 Annual Meeting:
James R. Berrett	Retired corporate executive; until January 1996, Office of the Chairman and Chief Operating Executive of NEC Corporation, manufacturer of computers, telecommunications products, and semiconductors; Age 63	1996
Andrew M. Caggia	Senior Vice President and Chief Financial Officer of SMSC since February 2000; Age 54	2001
Ivan T. Frisch	Executive Vice President and Provost, Polytechnic University; Age 65	1992

        The principal occupation for the last five years of each nominee and director continuing in office is stated above, except that (1) Mr. Bilodeau was employed by Robotic Vision Systems Inc. ("RVSI") as President of the Semiconductor Equipment Group, which supplies inspection equipment to the semiconductor industry, in 1998, (2) Mr. Caggia was employed as Senior Vice President and Chief Financial Officer of General Semiconductor, Inc., between July 1997 and February 2000, and (3) Mr. Donahue was President and Chief Operating Officer of Cohu, Inc. from October 1999 to June 2000, President of its Semiconductor Equipment Group from May 1998 to October 1999, and President of Delta Design, Inc., a wholly owned subsidiary of Cohu, Inc. from May 1983 to May 1998.

        Mr. Berrett has indicated that he will retire from the Board in summer 2003. The Board intends to elect Timothy P. Craig to fulfill the remainder of Mr. Berrett's term. Mr. Craig, who is 51 years old, has been with Lexmark International, Inc. for the past five years, as Vice President and President of the Consumer Printing Division, Inc. from November 2000 through March 2003, Vice President of Corporate Strategy and Development from April 2000 through November 2000, and Vice President of Development, Business Printer Division from 1997 through April 2000.

Committees and Meetings of the Board; Lead Independent Director

        SMSC's Board of Directors held five meetings during the last fiscal year. Its Audit Committee held seven meetings, its Compensation Committee held four meetings, and its Corporate Governance Committee held one meeting. The members of the Audit Committee are Robert M. Brill (Chairman), Peter F. Dicks, and Ivan T. Frisch; the members of the Compensation Committee are James R. Berrett, Peter F. Dicks, and Ivan T. Frisch (Chairman); and the members of the Corporate Governance Committee are James R. Berrett (Chairman), James J. Boyle, and Robert M. Brill.

        The Compensation Committee makes recommendations to the Board with respect to the compensation of SMSC's officers. Members of the Compensation Committee also constitute the Committees that administer SMSC's employee stock option and restricted stock plans.

        Among other responsibilities, the Corporate Governance Committee recommends criteria and qualifications for nominations for director, identifies possible candidates, and recommends to the Board for nomination those whom the Committee deems best qualified. The Corporate Governance Committee will consider recommendations for director nominations made by stockholders. Stockholder recommendations should be in writing and mailed to the Senior Vice President, General Counsel and Secretary of SMSC.

        The Board has established the position of Lead Independent Director, and has determined that the Chairman of the Corporate Governance Committee, currently James R. Berrett, will fulfill that role. The Lead Independent Director is responsible, among other things, for: coordinating the activities of the other independent Directors; presiding at non-management meetings of the independent directors; relating to management directors the results of deliberations among non-management directors; acting as Chairman in the event the Chairman is unavailable; and acting as representative of the non-management directors for communications with interested parties.

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of three independent directors, as that term is defined in the listing standards of the National Association of Securities Dealers in effect as of the date hereof, and operates under a written charter adopted by the Board of Directors. The Audit Committee reviews the adequacy of its charter at least annually and as frequently as circumstances dictate, and the Committee's most current charter is set forth as Exhibit A to this proxy statement.

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities on matters relating to the Company's financial reporting, systems of internal controls, and auditing. The Audit Committee provides advice, guidance and direction to management and to the Company's independent auditors, using information shared through a free and open line of communication among the Committee, management and the independent auditors and, as appropriate, initiates inquiries into various aspects of the Company's financial affairs. The Committee meets each quarter with management and the independent auditors to review the Company's financial results before such results are publicly released. The Audit Committee is also responsible for hiring, and determining fee arrangements with, the Company's independent auditors with the approval of the Board of Directors.

        Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. Although each member of the Audit Committee is financially literate, as the Board of Directors interprets that qualification, they are not professional accountants or auditors. Their responsibilities do not include planning or conducting audits to determine that the Company's financial statements are complete and accurate and are presented in accordance with generally accepted accounting principles. The Committee's role also does not include a professional evaluation of the quality of the audits performed by the independent auditors or that those audits were performed using generally accepted auditing standards.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's financial statements for the fiscal year ended February 28, 2003 with management and with PricewaterhouseCoopers LLP, the Company's independent auditors for fiscal 2003. The Audit Committee also discussed and reviewed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended. This review included a discussion of the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees", and has discussed with PricewaterhouseCoopers LLP their independence, including the compatibility of non-audit services with PricewaterhouseCoopers LLP's independence.

        Based upon the Audit Committee's review and the discussions noted above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2003 for filing with the Securities and Exchange Commission.

        The Audit Committee also recommended, and the Board approved, subject to shareholder ratification, the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2004.

By the Audit Committee:	Robert M. Brill	Peter F. Dicks	Ivan T. Frisch

Voting Securities of Certain Beneficial Owners and Management

        The management of SMSC has been informed that, as of May 16, 2003, the persons and groups identified in the table below, including all directors, nominees and executive officers, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the shares of SMSC common stock reflected in such table. As of May 16, 2003, each director, nominee or executive officer of SMSC disclaims beneficial ownership of securities of any subsidiary of SMSC. Except as otherwise noted, the named beneficial owner claims sole investment and voting power as to the securities reflected in the table.

Beneficial Owner	Number of Shares		Percent Of Class
James R. Berrett	59,390	(1)	*
Steven J. Bilodeau	458,917	(2)	2.66
Robert M. Brill	66,675	(3)	*
James J. Boyle	209,916	(4)	1.24
Peter S. Byrnes	41,263	(5)	*
Andrew M. Caggia	199,264	(6)	1.17
Peter F. Dicks	103,105	(7)	*
Ivan T. Frisch	89,707	(8)	*
Robert E. Hollingsworth	80,256	(9)	*
George W. Houseweart	131,339	(10)	*
Eric M. Nowling	85,352	(11)	*
All directors and executive officers as a group (11 persons)	1,525,184	(12)	8.50
Barclays Private Bank & Limited Trust, 10 rue d' Italie CH-1204 Geneva, Switzerland And
Barclays Global Investors, NA. Barclays Global Investors, LTD, and Barclays Private Bank & Limited Trust 45 Freemont St. San Francisco, CA 94105-2228	1,117,953	(13)	6.65
Citigroup Inc. 153 East 53rd Street New York, NY 10043 And
Salomon Brothers Holding Company Inc., Salomon Smith
Barney Inc., and Salomon Smith Barney Holdings Inc. 388 Greenwich Street New York, NY 10013	3,258,043	(14)	19.37
Dimensional Fund Advisors Inc. 1299 Ocean Ave. 11th Floor Santa Monica, CA 90401	961,000	(15)	5.71
Intel Corporation 2200 Mission College Boulevard Santa Clara, CA 95052-8119	1,542,506	(16)	9.17

*	Less than 1%.

(1)
Includes 53,333 shares covered by currently exercisable options and 6,057 phantom share units pursuant to SMSC's Plan for Deferred Compensation in Common Stock for Outside Directors (the "Deferred Compensation Plan").
(2)	Includes 417,500 shares covered by currently exercisable options.
(3)	Includes 51,833 shares covered by currently exercisable options and 12,114 phantom share units pursuant to the Deferred Compensation Plan.
(4)
Includes shares held by various entities of which Mr. Boyle is the sole owner or beneficiary, 51,124 shares covered by currently exercisable options, and 4,476 phantom share units pursuant to the Deferred Compensation Plan.
(5)	Includes 31,000 shares covered by currently exercisable options.
(6)	Includes 175,000 shares covered by currently exercisable options.
(7)	Includes 68,082 shares covered by currently exercisable options and 6,057 phantom share units pursuant to the Deferred Compensation Plan.
(8)	Includes 61,317 shares covered by currently exercisable options and 6,057 phantom share units pursuant to the Deferred Compensation Plan.
(9)	Includes 59,750 shares covered by currently exercisable options.
(10)	Includes 4,600 shares owned jointly with spouse, 1,000 shares owned by spouse, and 53,049 shares covered by currently exercisable options.
(11)	Includes 66,886 shares covered by currently exercisable options.
(12)	Includes 1,088,874 shares covered by currently exercisable options and 34,761 phantom share units pursuant to the Deferred Compensation Plan.
(13)	Information is furnished in reliance on Schedule 13G dated February 10, 2003 of the named persons, filed with the SEC.
(14)	Voting power and investment power are shared as to all shares. Information is furnished in reliance on Schedule 13G dated February 6, 2003 of the named persons, filed with the SEC.
(15)	Information is furnished in reliance on Schedule 13G dated February 3, 2003 of the named person, filed with the SEC.
(16)	Information is furnished in reliance on Amendment No. 1 to Schedule 13D dated March 22, 2000 of the named person, filed with the SEC.

Executive Compensation

        The following table sets forth all plan and non-plan compensation for services rendered by the named executive officers in all capacities to SMSC and its subsidiaries during the three years ended February 28, 2003.

Summary Compensation Table

				Long-Term Compensation Awards
	Annual Compensation(1)				Shares of Stock Underlying Options Granted(#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards($)(2)		All Other Compensation($)(3)
Steven J. Bilodeau	2003	434,700	533,000	150,000	-0-	27,050
Chairman, Chief Executive Officer	2002	410,000	574,000	-0-	125,000	26,021
and President	2001	410,000	328,000	123,000	120,000	317,563
Andrew M. Caggia	2003	263,000	172,500	75,000	-0-	19,438
Senior Vice President	2002	250,000	187,500	-0-	50,000	19,062
and Chief Financial Officer	2001	250,000	125,000	31,250	-0-	18,130
George W. Houseweart	2003	267,800	10,000	25,000	-0-	17,811
Senior Vice President, General	2002	263,670	20,000	10,000	5,000	12,175
Counsel and Secretary	2001	247,722	20,007	164,538	35,000	15,294
Robert E. Hollingsworth	2003	194,600	30,000	45,000	20,000	14,544
Senior Vice President	2002	183,600	25,000	20,000	20,000	13,160
Sales and Marketing	2001	181,400	8,000	40,000	25,000	14,323
Peter S. Byrnes	2003	176,500	30,000	35,000	-0-	16,472
Vice President	2002	170,700	20,000	20,000	20,000	16,224
Operations	2001	160,800	8,000	42,000	10,000	13,724

(1)
Excludes perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.

(2)
Restricted stock awards vest on each of the first and second anniversaries of the grant date, to the extent of one quarter of the shares awarded, and on the third anniversary as to the remaining balance. Holders of restricted stock awards are entitled to dividends to the same extent as owners of unrestricted shares. The number of shares granted to each named executive officer as restricted stock awards are as follows:
	2003	2002	2001
Steven J. Bilodeau	11,821	-0-	8,339
Andrew M. Caggia	5,911	-0-	2,119
George W. Houseweart	1,513	446	8,431
Robert E. Hollingsworth	2,731	891	2,499
Peter S. Byrnes	2,107	891	2,623

  As of February 28, 2003, the market value of each named executive officer's holdings of restricted stock was as follows: Steven J. Bilodeau, $264,257, Andrew M. Caggia, $109,650, George W. Houseweart, $91,726, Robert E. Hollingsworth $73,202, and Peter S. Byrnes $65,439.

(3)
Reflects SMSC contributions under SMSC's Incentive Savings and Retirement Plan, automobile allowances, and life insurance.

        Mr. Bilodeau and SMSC have entered into an employment agreement providing for his employment as President and Chief Executive Officer of SMSC until March 18, 2004. Mr. Bilodeau's current annual base salary is $450,200.

        Mr. Caggia and SMSC have entered into an employment agreement providing for his employment as Senior Vice President and Chief Financial Officer of SMSC until February 14, 2004. Mr. Caggia's current annual base salary is $271,250.

        These employment agreements also provide for:

  •
  automatic extensions for one-year periods after the initial term, unless either party elects not to extend the term by providing at least six months prior notice to the other;

  •
  bonuses determined in accordance with SMSC's executive incentive compensation policy described below;

  •
  early termination by the executive following a change in control of SMSC, and, in the case of Mr. Bilodeau, if SMSC's stockholders fail to elect him as a director of SMSC;

  •
  upon termination of the executive's employment by SMSC other than for cause, or by the executive following a change in control, immediate vesting of certain stock options, stock grants and deferred compensation, payment of an amount equal to one year's base salary plus bonus, and paid coverage for life and group health insurance for 18 months or until the executive sooner obtains full-time employment;

  •
  such benefits as are provided generally to SMSC's senior executive officers; and

  •
  customary provisions regarding assignment of inventions, trade secrets, works of authorship, nondisclosure and noncompetition by the executive.

        For recent fiscal years, SMSC implemented plans to pay certain of its executives, including executive officers named in the preceding table, incentive compensation, based on financial performance of SMSC and achievement of strategic goals, as determined by the Compensation Committee of the Board of Directors. Part of such incentive compensation was paid in the form of restricted stock awards, as set forth in the table. The Board of Directors has authorized a similar arrangement for fiscal 2004.

        Under SMSC's Executive Retirement Plan, officers, including executive officers, whose employment terminates after vesting (as provided in the Executive Retirement Plan), a change in control or the total and permanent disability of the officer (or in the case of a deceased officer his or her beneficiary), will receive, for 10 years, in equal monthly installments, beginning at age 65 or such officer's later retirement date (or upon total and permanent disability if earlier), an annual benefit equal to 35% of the executive's Base Annual Salary, as defined in the plan. Vesting generally occurs after 10 years of continuous service, except that Messrs. Bilodeau and Caggia, as well as any executive who enters the plan after January 1, 2003 will achieve 50% vesting after 5 years and the remaining 50% ratably over the next 5 years. As of March 1, 2003, the annual benefits that would be payable to each of the executive officers named in the table, assuming full vesting, are as follows: Steven J. Bilodeau, $146,382; Andrew M. Caggia, $89,017; George W. Houseweart $90,906; Robert E. Hollingsworth, $65,287, and Peter S. Byrnes, $59,267.

        In case of a change in control of SMSC, each of the named executive officers is entitled to a "gross-up" payment in amount sufficient to offset the effect of any excise tax incurred in accordance with IRS Code Section 280G.

        The following table sets forth information regarding individual grants of stock options to the named executive officers during the 2003 fiscal year. Options generally become exercisable in four or five equal annual installments commencing on the first anniversary of grant and may be exercised cumulatively at any time before expiration.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted (# of Shares)		% of Total Shares Subject to Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Executive Officer				Exercise Price ($ Per Share)	Expiration Date
						5%($)	10%($)
Steven J. Bilodeau	100,000	(1)	5.71	22.45	4/4/12	1,411,868	3,577,952
Andrew M. Caggia	50,000	(1)	2.86	22.45	4/4/12	705,934	1,788,976
Robert E. Hollingsworth	20,000		1.14	16.60	1/27/13	208,793	529,123

(1)
These option grants were voluntarily forfeited by Messrs. Bilodeau and Caggia on October 29, 2002 to make more shares available for new hire grants and replenishment grants for existing employees. The Company is under no obligation to replace these option grants.

        The following table sets forth aggregate information concerning stock option exercises during fiscal 2003 by each of the named executive officers, together with the year-end values of unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of Unexercised in-the-Money Options at Fiscal Year-End($)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Bilodeau(1)	15,000	205,170	286,250	223,750	1,456,680	543,180
Andrew M. Caggia	-0-	-0-	162,500	87,500	139,950	46,650
George W. Houseweart	-0-	-0-	50,549	61,250	175,190	291,605
Robert E. Hollingsworth	-0-	-0-	49,500	86,000	190,130	269,105
Peter S. Byrnes	15,000	204,370	24,500	51,000	86,265	222,065

(1)
Shares acquired on this exercise have not been sold by Mr. Bilodeau.

Equity Compensation Plan Information

        The following table sets forth aggregate information regarding our equity compensation plans in effect as of February 28, 2003. The Company granted inducement options on June 3, 2002 to the employees that joined the Company as a result of the acquisition of Gain Technology Corp. The inducement options granted did not require shareholder approval.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,430,792	$14.28	459,209
Equity compensation plans not approved by security holders	347,434	$22.35	-0-

Total	4,778,226	$14.87	459,209

Board Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors is composed entirely of non-management directors and is responsible for developing and making recommendations to the Board of Directors with respect to compensation of SMSC's officers, directors and certain other employees, as well as any bonuses for officers.

        The Committee has developed and implemented compensation programs that seek to enhance the profitability of SMSC and improve stockholder value by closely aligning the financial interests of SMSC's senior management team with those of its stockholders. A significant part of each executive's compensation depends on appreciation of SMSC's common stock. Each executive's compensation is composed of two elements: (1) current compensation composed of base salary and cash bonuses and (2) long-term compensation tied directly to stockholder value, composed of restricted stock awards and stock options.

        Base pay is designed to be competitive with salary levels at similar industry companies for equivalent positions. From time to time, the Committee utilizes independent consultants or survey information to ensure that executive salaries are within a competitive range. Each executive is eligible to receive an annual incentive bonus.

        Long-term compensation is tied directly to stockholder return. Under the current program, executives have typically received stock options that vest over four or five years and restricted stock awards that vest over either three or four years. The purposes of this program are to motivate SMSC's executives to enhance SMSC's market capitalization and hence, its stockholders' return, and to create an incentive for the executives to remain with SMSC.

        Base salary and additional compensation for certain of the named executive officers are fixed by employment agreement, as described following the Summary Compensation Table.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of "applicable employee remuneration" deductible by SMSC for "covered" employees for any taxable year. Qualifying performance-based compensation is not subject to such limitation if certain requirements are satisfied. Based upon applicable regulations, we believe that compensation expenses associated with the Company's option plans would not be subject to Section 162(m) limitations. It is the Committee's policy to the extent feasible, to keep compensation within the deductible limits.

By the compensation committee:	James R. Berrett	Peter F. Dicks	Ivan T. Frisch

Performance Graph

        The following line graph compares cumulative total stockholder return data as compiled by Research Data Group, Inc. for SMSC common stock, the Nasdaq Stock Market (US Companies), and the Philadelphia Semiconductor Index, assuming an investment of $100 in each in February 1998 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

        Pursuant to SEC rules, the material under the caption Audit Committee Report and under the caption Board Compensation Committee Report on Executive Compensation through and including the line graph and related explanatory material is not to be deemed either "soliciting material" or "filed" with the SEC. It is specifically excluded from any material incorporated by reference in SMSC filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

Director Compensation

        Directors who are not officers of SMSC receive an annual basic retainer of $20,000 and Committee members receive an additional annual retainer of $2,000 per Committee.

        SMSC's Plan for Deferred Compensation in Common Stock for Outside Directors provides for deferred payment in shares of SMSC common stock at the election of the director, of 100% or 50% of such director's annual retainer and each Committee retainer to which the director is entitled. The deferred amount is payable in cash or stock, at the election of the director, when the director ceases to be a director for any reason, or in cash only, upon the occurrence of a change in control of SMSC. In July 2002, the plan was amended to provide that, for any director who joins the Board after such amendment, distributions from the plan will only be made in shares of SMSC common stock.

        Under SMSC's 2001 Director Stock Option Plan, options to purchase an aggregate of 250,000 shares of SMSC common stock were authorized for grant to directors who are not employees of SMSC or any subsidiary of SMSC. Pursuant to the plan, each eligible director, upon initial election, automatically is granted a vesting option to purchase 36,000 shares. Vesting options become exercisable to the extent of one-third of the number of shares granted on each of the first three anniversaries of the date of grant. Each eligible director incumbent for at least three years is automatically granted, on a quarterly basis, an immediately exercisable option to purchase 3,000 shares (4,500, in the case of the Audit Committee chairman, and 3,250 in the case of each other Audit Committee member). The per share exercise price of each option equals the fair market value of a share of the common stock on the date of grant. In general, options are not transferable. Options expire ten years after grant, or, if earlier, three years after the holder ceases to be a director. The 1994 Directors Stock Option plan has been terminated, except with respect to outstanding options.

Certain Relationships and Related Transactions

Intel

        In 1987, SMSC and Intel entered into an agreement providing for, among other things, a broad, worldwide, non-exclusive patent cross-license between the two companies, covering manufacturing processes and products, thereby providing each company access to the other's current and future patent portfolios.

        In March 1997, SMSC and Intel entered into a Common Stock and Warrant Purchase Agreement whereby Intel purchased 1,542,606 newly issued shares of SMSC's common stock for $9.50 per share, or $14.7 million. So long as Intel continues to hold its initial investment, the agreement provides Intel a right of first refusal upon certain corporate transactions, including proposed sales of all or substantially all of the assets of SMSC, certain sales of common stock of SMSC and certain other transactions which would result in or relate to a change in control of SMSC. The agreement also provides Intel certain other rights, including demand registration rights with respect to shares acquired under the agreement, a right for Intel to designate a representative to serve on SMSC's Board of Directors, and antidilution rights. The agreement also imposes certain restrictions upon Intel, including limitations, in certain circumstances, on Intel's ability to acquire additional shares of SMSC's common stock (referred to as a standstill arrangement), and restrictions on the transfer of shares acquired pursuant to the agreement.

        In September 1999, the two companies announced a technology exchange agreement (the "Agreement") that would allow SMSC to accelerate its then ongoing development of Intel-compatible chipset products. Chipset products are integrated circuits that communicate with the microprocessor (CPU) and assist in controlling the flow of information within a personal computer or similar application. The Agreement provided, among other things, for Intel to transfer certain intellectual property related to Intel chipset architectures to SMSC, and continues to provide SMSC the opportunity to supply Intel chipset components along with its own chipset solutions. The Agreement also limited SMSC's rights regarding Northbridges and Intel Architecture Microprocessors under the 1987 agreement.

        The Agreement included provisions for its termination under certain circumstances. Under one such provision, beginning in the third year of the Agreement and annually thereafter, SMSC could elect to terminate the Agreement should SMSC not achieve certain minimum chipset revenue amounts set forth in the Agreement, unless Intel paid SMSC an amount equal to the shortfall between the minimum revenue amount and the actual revenue for that period. Upon the Agreement terminating under this provision, the limitations imposed by the Agreement on the Northbridge rights under the 1987 agreement would terminate immediately, and the limitations imposed by the Agreement on the microprocessor rights under the 1987 agreement would terminate twelve months later. Should Intel elect to make the revenue amount shortfall payment, the provisions of the Agreement would remain in force for the subsequent twelve-month period, for which another minimum revenue amount would be applicable, and at the end of which a similar termination event would arise. Minimum chipset revenue amounts are $30 million, $45 million, and $60 million for the twelve months ending September 21, 2001, 2002, and 2003, respectively, and increase by 10% for each succeeding twelve-month period following 2003, until expiration of the Agreement in July 2007.

        In September 2001, pursuant to the provisions described in the preceding paragraph, SMSC notified Intel of a chipset revenue shortfall of approximately $29.6 million for the twelve months ended September 21, 2001. In November 2001, SMSC received a $29.6 million payment from Intel, which is reported as intellectual property revenue on SMSC's Consolidated Statement of Operations for the year ended February 28, 2002.

        In September 2002, SMSC notified Intel of a chipset revenue shortfall of approximately $44.9 million for the 2002 twelve-month period. Intel did not make a payment to SMSC of that shortfall within the time frame specified within the Agreement, and SMSC gave Intel notice of termination of the Agreement in accordance with the terms thereof. The Company and Intel have commenced discussions regarding their various corporate and intellectual property relationships, including under the Agreement. However, there can be no assurance as to the outcome of those discussions.

James A. Donahue

        During fiscal 2003, SMSC purchased $1.4 million of test equipment and supplies from Delta Design, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on a review of copies of reports and written representations furnished to SMSC by its executive officers and directors, SMSC believes that all reports required to be filed by its executive officers and directors in the 2003 fiscal year were filed timely except that one Form 4 for each of the five non-employee directors was filed three days late in October 2002, and Form 4's for Messrs. Houseweart and Nowling were filed one day late in December of 2002. The delays were the result of minor oversights in adjusting to the revised filing deadlines.

2003 STOCK OPTION AND RESTRICTED STOCK PLAN

        Following the acquisition of Gain Technology Corporation on June 3, 2002, SMSC granted options and restricted stock awards covering approximately 482,000 shares to Gain employees who are playing a critical role in the development of new products that will make significant contributions to SMSC's future revenue growth. These grants greatly reduced the remaining capacity of SMSC's existing 2001 Stock Option and Restricted Stock Plan. SMSC's Board of Directors has, therefore adopted the 2003 Stock Option and Restricted Stock Plan, subject to stockholder approval. The Board of Directors believes that this new plan is desirable to preserve SMSC's ability to attract and retain executives and other key employees and consultants of outstanding ability.

        Under the plan, awards of restricted common stock and options to purchase common stock covering not more than 725,000 shares in total may be granted from time to time to salaried employees of SMSC or any subsidiary of SMSC, including executive officers, or individuals, excluding nonemployee directors, who are consultants to SMSC.

        The number of shares subject to options granted to a single individual during any fiscal year may not exceed 100,000. All full-time salaried employees, approximately 500 persons, including six executive officers, are expected to be eligible to participate in the plan.

        The plan authorizes awards to management employees of shares of SMSC stock that may not be transferred and are subject to forfeiture upon termination of employment with SMSC until such restrictions lapse. Unless the Compensation Committee (the "Committee") otherwise determines, in respect of a particular award, the restrictions lapse as to 25% of the shares awarded on each of the first and second anniversaries of the date of grant, and the restrictions lapse as to the remaining 50% of the shares on the third anniversary of the date of grant, or upon the earlier death or disability of the employee while employed by SMSC. The awards are made primarily as sign-on bonuses and as partial payment of bonuses under SMSC's executive incentive compensation policy, which are earned if SMSC achieves quarterly financial or other strategic objectives or the employee meets other goals set by the Committee or SMSC's CEO.

        The plan is to be administered by the Committee. The Committee may generally exercise all of the powers of the Board in relation to the plan. The Committee is empowered to interpret the plan, to prescribe rules and regulations relating thereto, to determine the terms of option and restricted stock agreements, to amend them with the consent of the optionee, to determine the optionees to whom options are to be granted, and to determine the number of shares subject to each option granted.

        The per share exercise price of each option is established by the Committee and in each instance will not be less than the fair market value of a share of common stock on the date the option is granted (110% of fair market value on the date of grant of an ISO (as hereinafter defined) if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of SMSC or any of its subsidiaries). Upon exercise of an option, the optionee may pay the purchase price with cash and, unless the Committee shall otherwise determine, securities of SMSC previously acquired by the optionee (excluding restricted stock).

        Options will be exercisable for a term determined by the Committee, which term will not be greater than 10 years from the date of grant. Unless otherwise provided in an option agreement, generally, an option will have a ten-year term and become fully exercisable four or five years after the date of grant. Prior thereto, each option will become exercisable, as to one-quarter or one-fifth of the number of shares covered thereby, cumulatively upon each anniversary of the date of the grant. Except in the event of certain terminations of employment or death or permanent and total disability, no option granted to an employee may be exercised unless the holder is then an employee of SMSC or a subsidiary. Any impact on the exercisability of options granted to a consultant of the termination of the optionee's consulting relationship with SMSC will be specified in the option agreement. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

        Options granted pursuant to the plan may be designated as incentive stock options ("ISOs"), with the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986 as amended (the "Code"). Accordingly, the plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of SMSC and any subsidiary)

may not exceed $100,000.

        Shares granted pursuant to the plan may be either authorized but unissued shares or issued shares reacquired by SMSC. The number of shares subject to each option and the exercise price of options are subject to adjustment as the Board considers appropriate in the event of changes in the outstanding common stock by reason of stock dividends, recapitalizations, mergers, and similar events. In the event of certain basic changes in SMSC, including a change in control of SMSC, the Board of Directors may determine that each option shall become fully exercisable, regardless of whether any installment is then exercisable and restrictions on shares subject to restricted stock awards lapse.

        The Board of Directors may suspend, terminate, modify or amend the plan, provided, however, that (except for adjustments by reason of stock dividends, recapitalizations, mergers and similar events) any increase in the aggregate number of shares subject to the plan, any reduction in the purchase price of the common stock covered by any option, any extension of the period during which options or awards may be granted, any increase in the maximum term of options and any material modification in the requirements as to eligibility for participation in the plan shall be subject to the approval of stockholders. No suspension, termination, modification or amendment of the plan may, without the consent of the plan participant, adversely affect the participant's rights under an option or award theretofore granted.

        No option or award may be granted under the plan after July 8, 2013.

        The plan is set forth as Exhibit B to this proxy statement.

        The Board of Directors recommends a vote FOR the adoption of the 2003 Stock Option and Restricted Stock Plan.

2003 Director Stock Option Plan

        Under the 2003 Director Stock Option Plan, options to purchase an aggregate amount of not more than 100,000 shares of SMSC common stock may be granted from time to time to directors who are not employees of SMSC or any subsidiary. Under the plan, each eligible director first elected after the 2003 annual meeting of stockholders, at the time of election, will be granted a vesting option to purchase 36,000 shares of Common Stock. Vesting options become exercisable to the extent of one-third of the number of shares granted on each of the first three anniversaries of the date of grant or upon the earlier retirement, permanent disability, or death of the director or change in control of SMSC. The per share exercise price of each option equals the fair market value of a share of common stock on the date of grant.

        Each eligible director incumbent for at least three years automatically is granted, on a quarterly basis, an immediately exercisable option to purchase 3,000 shares (4,500, in the case of the Audit Committee chairman, and 3,250 in the case of each other Audit Committee member). The per share exercise price of each option equals the fair market value of a share of the common stock on the date of such grant.

        In general, options are not transferable. Options expire ten years after grant, or, if earlier, three years after the holder ceases to be a director. The exercise price may be paid in cash or with SMSC common stock.

        The plan is to be administered by the Board of Directors. The Board is generally empowered to interpret the plan, to prescribe, amend and rescind rules and regulations relating to it, and to determine the terms and provisions of the respective option agreements. The Board may amend, suspend, or terminate the plan, except that without approval of the stockholders no amendment may change the number of shares subject to the plan, reduce the exercise price, change the eligibility provisions or materially increase the benefits accruing to participants under the plan. Provisions relating to eligibility, or the number of shares subject to grant, may not be amended more frequently than every six months, except as may be necessary to comply with law.

        The federal income tax consequences of grant, receipt, and exercise of stock options under the 2003 Director Stock

Option Plan are the same as those described under Tax Consequences of Awards and Option Grants under the 2003 Stock Option and Restricted Stock Award Plan and the 2003 Director Stock Option Plan in respect of employee stock options that are not ISOs below.

        On May 16, 2003, the closing sale price reported on the Nasdaq National Market for SMSC common stock was $12.64 per share.

        This plan is set forth as Exhibit C to this proxy statement.

        The Board of Directors recommends a vote FOR the adoption of the 2003 Director Stock Option Plan.

Tax Consequences of Awards and Option Grants Under the 2003 Stock Option and Restricted Stock Award Plan and the 2003 Director Stock Option Plan

        SMSC has been advised as follows regarding the federal income tax consequences with respect to the grant of the award and the grant and exercise of stock options and the payment in stock of the exercise price of options under the plan. Grantees of restricted stock generally do not recognize income at the time of a restricted stock grant. Grantees are taxed, at ordinary income tax rates, when the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the stock at such time, less the amount paid, if any, for the stock. Alternatively, the grantee of restricted stock may elect to recognize income at the time of the grant of the stock award, based on the fair market value of the stock at such time, less the amount paid, if any, for the stock. If such election is made, no further tax is due at the time the restrictions lapse. To receive such treatment, the grantee must file an election with the Internal Revenue Service, under Section 83(b) of the Code, not later than 30 days after the restricted stock is issued. SMSC is entitled to a deduction for the restricted stock grant at the time and in the amount that the grantee recognizes income from issuance of the stock to the grantee, based on whether the grantee has made a Section 83(b) election, if SMSC complies with applicable reporting requirements.

        Optionees will not be taxed upon the grant of an option. At the time of exercise of an option other than an ISO, the optionee generally will realize ordinary income equal to the excess of the fair market value of the shares over the exercise price, SMSC will be entitled to a deduction in the same amount (provided applicable reporting requirements are met), and the shares so acquired will have a basis to the optionee equal to their fair market value. Upon the sale of a share so acquired, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share is a capital asset in the hands of the holder.

        At the time of exercise of an ISO, the optionee will realize no income and SMSC will not be entitled to any deduction. However, the optionee generally will have an item of adjustment, for purposes of calculating alternative minimum taxable income, equal to the excess of the fair market value of the shares at such time over the exercise price. Upon the sale of a share acquired pursuant to the exercise of an ISO, any gain or loss will result in a capital gain or capital loss (measured by the difference between the amount realized on such sale and the exercise price), provided the share sold is a capital asset in the hands of the holder. However, if at the time of sale or other disposition of such share, the optionee has held the share for less than one year, or less than two years have elapsed since the grant of the ISO (a "premature disposition"), a portion (or all) of any gain will be taxed at ordinary income rates at the time of the disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized upon disposition) over the exercise price, and SMSC will be entitled to a deduction in the same amount.

        If an optionee uses previously acquired shares of common stock to pay the exercise price of an option, the optionee will not ordinarily recognize any taxable income to the extent that the number of new shares of common stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. If a greater number of shares of common stock is received upon exercise than the number of shares surrendered in payment of the option price, if an ISO is being exercised, such excess shares will have a zero basis in the hands of the optionee; if an option other than an ISO is being exercised, the optionee will be required to include in gross income (and SMSC will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares, and the excess shares will have a basis equal to the fair market value of such shares on the exercise date.

        Moreover, if stock previously acquired by exercise of an ISO is transferred in connection with the exercise of an ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing ISOs, such transfer will be treated as a premature disposition. Accordingly, with respect to the shares so transferred, an optionee will recognize ordinary income under the rules governing a premature disposition discussed earlier in this section. Nonetheless, the shares acquired upon exercise can still qualify for ISO treatment, if all of the other ISO requirements are fulfilled.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        Subject to ratification by the stockholders, the Board of Directors has selected PricewaterhouseCoopers LLP as independent public accountants for SMSC for the fiscal year ending February 29, 2004. PricewaterhouseCoopers LLP was the independent public accountant for SMSC for its fiscal year ended February 28, 2003. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting, with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

        If the selection of PricewaterhouseCoopers is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

Audit Fees

        The fees billed or expected to be billed by PricewaterhouseCoopers for professional services rendered for the audit of SMSC's annual financial statements for the fiscal year ended February 28, 2003 and the reviews of the financial statements included in SMSC's Quarterly Reports on Form 10-Q for the fiscal year totaled approximately $202,000.

Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers did not perform any financial information systems design and implementation services for SMSC for the fiscal year ended February 28, 2003.

All Other Fees

        The aggregate fees billed or expected to be billed by PricewaterhouseCoopers for other services rendered to SMSC for the fiscal year ended February 28, 2003 totaled approximately $55,165. The Audit Committee has considered whether PricewaterhouseCoopers provision of non-audit services to SMSC is compatible with maintaining PricewaterhouseCooper's independence.

VOTING PROCEDURES

        Every stockholder of SMSC is entitled to cast, in person or by proxy, one vote for each share of SMSC common stock held at the close of business on May 16, 2003, the record date for the annual meeting. At that date, SMSC had outstanding 16,815,916 shares. The proxy hereby solicited is revocable at any time prior to its exercise in any manner permitted by law.

        The election of directors is decided by a plurality of the votes cast. A majority of the votes cast is required to approve each other matter to be acted on at the meeting.

        The proxies named in the enclosed form of proxy or their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified on the form of proxy, the shares will be voted in accordance with the specification so made.

GENERAL

        The cost of preparing, assembling and mailing the proxy statement and related material will be borne by SMSC. In addition to soliciting proxies by mail, SMSC may make requests for proxies by telephone, facsimile transmission or messenger or by personal solicitation by officers, directors, or employees of SMSC, at nominal cost to SMSC, or by any one or more of the foregoing means. Georgeson Shareholder has been retained by SMSC to assist in the solicitation of proxies, for fees anticipated to aggregate approximately $5,000 plus reasonable out-of-pocket expenses. SMSC will reimburse brokerage firms and other nominees in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to beneficial owners of SMSC common stock.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

        Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by SMSC by February 1, 2004 and should be sent to the Senior Vice President, General Counsel and Secretary, Standard Microsystems Corporation, 80 Arkay Drive, Hauppauge, New York 11788.

By order of the Board of Directors,

GEORGE W. HOUSEWEART Senior Vice President, General Counsel & Secretary

Dated: May 30, 2003

  YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. PLEASE VOTE BY PHONE, INTERNET OR MAIL TODAY.

EXHIBIT A

STANDARD MICROSYSTEMS CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary mission is to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal financial, accounting and disclosure controls.

  •
  Hire the Company's independent auditors and monitor their independence and performance.

  •
  Provide an avenue of communication among the independent auditors, management and the Board of Directors.

II.    Authority and Funding

        The Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

        The Company shall provide appropriate funding, as determined by the Audit Committee, for the Audit Committee to carry out its duties.

III.    Audit Committee Composition and Meetings

        The Audit Committee and its members shall meet the composition requirements of the NASDAQ listing standards and other requirements of applicable law, through the following:

  •
  The Audit Committee shall be comprised of a minimum of three directors appointed annually by the Board of Directors, one of whom shall serve as the Committee Chairperson.

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  Each member shall be an independent, non-executive director, free from any relationship that would interfere with the exercise of his or her judgment. As such, no member of the Committee may accept any consulting, advisory or compensatory fees directly or indirectly from the Company (other than his/her compensation for Board and Committee service) or be an affiliated person of the Company or any of its subsidiaries within the meaning of NASDAQ listing standards or applicable law.

  •
  All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand financial statements.

  •
  At least one Audit Committee member shall meet the requirements of an "Audit Committee financial expert" (as defined by rules issued by the Securities and Exchange Commission) and shall have each of the following attributes:

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  an understanding of financial statements and generally accepted accounting principles;

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  an ability to access the general application of such principles in connection with the accounting for estimates, accruals and reserves;

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  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

    •
    an understanding of internal controls and procedures for financial reporting; and

    •
    an understanding of Audit Committee functions.

        The Audit Committee shall meet at least four times per fiscal year, or more frequently as circumstances dictate. Formal minutes shall be recorded for all Audit Committee meetings.

        A quorum at any Audit Committee meeting shall be at least two members. All determinations of the Audit Committee shall be made by a majority of its members present at a meeting duly called or held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Audit Committee shall be fully as effective as if it had been made at a meeting duly called and held.

        Minutes for all meetings of the Audit Committee shall be prepared to document the Audit Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Audit Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Audit Committee and shall be distributed periodically to the full Board of Directors.

        The Committee shall report to the Board concerning its activities at each full Board of Directors' meeting.

IV.    Audit Committee Responsibilities and Duties

Maintenance of Charter

        The Audit Committee shall review and reassess the adequacy of this charter annually and submit proposed changes to the Board of Directors for approval.

Financial Statement Review

        The Committee shall review with the Company's financial management and the independent auditor, the Company's quarterly and annual financial results prior to the public release and/or filing of such results. This review should include a discussion of any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statements of Auditing Standards Nos. 61 and 90.

Annual Audit Oversight

        Before the commencement of the annual audit, the Audit Committee will meet with financial management and the independent auditors to review and approve the scope of the annual audit.

        During or upon completion of the audit and in any event prior to the filing of the audit report in connection with the Company's Form 10-K, the Audit Committee shall discuss with the independent auditors and management the independent auditors' judgment about the quality of the Company's accounting principles, as applied in the Company's financial reporting. As appropriate, the discussion shall cover the following:

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  All critical accounting policies and practices used by the Company.

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  All alternative treatments of financial information under GAAP that have been discussed with the Company's management, and other material written communications between the accounting firm and the Company's management, such as any management letter or schedule of unadjusted differences.

  •
  The consistency of the Company's accounting policies and their application.

  •
  The clarity and completeness of the Company's financial statements.

  •
  Issues having a significant impact on the accounting information included in the financial statements, such as

  •
  changes in accounting policies;

  •
  estimates, judgments, and uncertainties;

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  unusual transactions; and

  •
  policies relating to significant financial statement items, including timing of transactions and periods in which recorded.

  •
  The auditors' observations regarding the Company's internal financial controls, choice of accounting principles, and management reporting systems, and any recommendations the independent auditors may have to improve such controls and systems.

Independent Auditors

        The Audit Committee shall engage the independent auditors and shall otherwise be directly responsible for the compensation, retention and oversight of the independent auditors and recommend to the Board of Directors the annual appointment of the auditors, subject to shareholder approval, or approve any discharge of the auditors should circumstances so warrant. The independent auditors shall report directly to the Audit Committee, as representatives of the Company's shareholders.

        The Audit Committee shall review the performance of the Company's independent auditors annually. In doing so, the Audit Committee shall consult with management and shall obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review, or peer review (if applicable), or by inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the independent auditors.

        The Committee shall directly approve, in advance, the provision by the auditor of audit and all permissible non-audit services to be provided by the independent auditors or shall determine procedures for and monitor the approval of audit and non-audit services in advance (as required by applicable law or NASDAQ listing standards).

        The Audit Committee shall require the independent auditors, at least annually, to report, disclose and/or discuss the following:

  •
  In accordance with Independence Standards Board Standard No. 1, disclose to the Audit Committee, in writing, all relationships between the independent auditors and its related entities and the Company and its related entities that, in the independent auditors' professional judgment, may reasonably be thought to bear on independence.

  •
  Confirm in the letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

  •
  Discuss the auditors' independence with the Audit Committee.

Internal Controls

        Management and the independent auditors (to the extent identified during the course of quarterly reviews and annual audits) shall report periodically to the Audit Committee regarding any significant deficiencies in the design or operation of the Company's internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

Review of SEC Filings

        The Audit Committee shall review with management and the independent auditors the financial information to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosure in the financial statements and the adequacy of internal controls.

        The Audit Committee shall review and, to the extent it deems necessary, discuss with management and the independent auditors the quarterly financial information to be included in the Company's Quarterly Reports on Form 10-Q, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation," and shall discuss any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, applicable law or NASDAQ listing standards.

Audit Committee Report

        The Audit Committee will prepare an annual report to shareholders, to be included in the Company's annual proxy statement, stating whether the Audit Committee has performed the following:

  •
  Reviewed and discussed the audited financial statements with management.

  •
  Discussed with the independent auditors the matters required to be discussed by Statements of Accounting Standards Nos. 61 and 90, as it may be modified or supplemented.

  •
  Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as it may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence.

  •
  Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

Communication with Employees

        The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Employment of Former Audit Staff

        The Company will not hire former employees of the independent auditor, except with the approval of the Audit Committee and in compliance with the requirements of applicable law and NASDAQ listing standards.

Other Duties

        The Committee shall perform any other activities consistent with its charter, the Company's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

EXHIBIT B

2003 STOCK OPTION AND RESTRICTED STOCK PLAN
OF
STANDARD MICROSYSTEMS CORPORATION

1. Purpose of the Plan

        The purpose of this Plan is to provide a method whereby present and future officers and key employees of, and individuals, excluding non-employee directors, who are consultants to, Standard Microsystems Corporation, a Delaware corporation ("SMSC") or any parent or subsidiary thereof, who are responsible for the management, growth and promotion of the business and who are making and can continue to make substantial contributions to the success of the business, may be encouraged to acquire capital stock ownership in the Company, thus increasing their proprietary interest in the business, or may be rewarded for outstanding performance, providing them with greater incentive, encouraging their continuance in the service of the Company and promoting the interests of the Company and all its stockholders. Accordingly, the Company will, from time to time, on or before July 8, 2013, grant (i) to such employees and consultants as may be selected in the manner hereinafter provided, options ("options") to purchase shares of common stock, $.10 par value, of SMSC ("Common Stock") or (ii) to employees so selected awards of restricted Common Stock ("awards") subject to the conditions hereinafter provided.

2. Administration of the Plan

        (a) This Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"). All members of the Committee shall be both "Non-Employee Directors" within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder. The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to Committee membership. A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by all members of the Committee.

        (b) The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grants of options or awards; to determine the numbers of shares of Common Stock covered by each option or award, the purchase price of the Common Stock covered by each option, the individuals to whom and the time or times at which, options or awards shall be granted or options may be exercised; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving options or awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with optionees in connection with options or employees in connection with awards that may be granted under the Plan ("Agreements"), which Agreements may vary from one another, as the Committee shall deem appropriate; to amend any such Agreement from time to time, with the consent of the optionee or awardee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan.

        (c) Each option or award under this Plan shall be deemed to have been granted when the determination of the Committee with respect to such option is made or, if so determined by the Committee, at a specific future date. Once an option has been granted, all conditions and requirements of this Plan with respect to such option shall be deemed to be conditions upon the exercise of the option but not upon the grant thereof.

        (d) Every action, decision, interpretation or determination by the Committee or the Board with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding or claiming any right or interest pursuant to any option or award granted under this Plan.

        (e) No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any option or award. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee.

        (f) In the event of a conflict between the terms of this Plan and the terms of any Agreement, the terms of this Plan shall govern.

3. Stock Subject to this Plan

        (a) The shares to be issued upon exercise of options or constituting awards granted under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock for which options and awards may be granted under this Plan shall not exceed 725,000. The maximum number of shares that may be subject to options granted to any one individual within one fiscal year shall be 100,000. Such aggregate numbers shall be subject to adjustment as provided in paragraph 12. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, or if any Common Stock subject to an award shall be forfeited, the unpurchased or forfeited shares shall (unless this Plan shall have been terminated) become available for grant of options or awards to other individuals.

        (b) In the discretion of the Board, but subject to the provisions of the Plan and Section 422 of the Code, options granted to employees may, at the time of grant, be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Sections 421 and 422 of the Code. The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.

        (c) An employee to whom an award has been made shall have, after delivery to him of, or after notification that there is being held in custody for him, a certificate or certificates for the number of shares of Common Stock awarded, absolute ownership of such shares including the right to vote the same and to receive dividends thereon, subject however, to the terms, conditions and restrictions described in this Plan and in any Agreement relating to the award.

4. Eligibility of Optionees and Awardees

        (a) Options or awards may be granted only to salaried employees (including officers) of, and individuals, excluding Non-Employee Directors, who are consultants to, the Company. In determining to whom an option or award shall be granted and the number of shares to be covered by any Agreement, the Committee shall take into account the duties of the individual, the present and potential contributions of the individual to the success of the Company, the number of years of service remaining before the anticipated retirement of the individual, and other factors deemed relevant by the Committee in connection with accomplishing the purpose of this Plan.

        (b) An individual who has been granted an option or award of restricted stock under this Plan or otherwise may, if the Committee shall so determine, be granted one or more additional options or awards.

5. Option Price

        (a) The purchase price per share of Common Stock under each option shall be established by the Committee, but shall not be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date such option is granted.

        (b) In the case of an individual who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock on the date such ISO is granted.

6. Restrictions

        (a) No option granted under this Plan shall be transferable by the grantee, either voluntarily or by operation of law, otherwise than by last will and testament or by laws of descent and distribution, and such option shall be exercised during the lifetime of the grantee, only by the grantee, or by his or her guardian or legal representative.

        (b) Until the restrictions set forth in this paragraph 6(b) shall lapse pursuant to paragraph 6(c) or 6(d), shares of Common Stock awarded to an employee pursuant to an award:

          (i) shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and

          (ii) shall, if delivered to or to the order of the employee, be returned to the Company forthwith, and all rights of the employee to such shares shall immediately terminate without any payment of consideration by the Company, if the employee's continuous employment with the Company or any of its subsidiaries shall terminate for any reason, except as provided in paragraph 6(d); provided, however, that the Board shall have the right to waive such forfeiture, in whole or in part, and in connection with such waiver to impose any terms or restrictions on the continued ownership of such shares by the employee under the Plan. If the employee's interests in the shares of Common Stock granted pursuant to an award shall be terminated pursuant to this clause (ii), the employee shall forthwith deliver to the Secretary or any Assistant Secretary of the Company the certificates for shares of Common Stock so terminated, accompanied by such instrument of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

        (c) Unless the Committee shall fix a different schedule in an Agreement relating to an award, except as set forth in paragraph 6(d), the restrictions set forth in paragraph 6(b) hereof shall lapse to the extent of 25% of the shares covered by an award on each of the first and second anniversaries of the date of grant of the award and as to the remaining 50% on the third anniversary of the date of grant.

        (d) Any provision of paragraph 6(b) hereof to the contrary notwithstanding, if an employee who has been in the continuous employment of the Company or of any subsidiary since the date on which an award was granted to him shall, while in such employment, die, terminate employment by reason of disability as defined in this paragraph 6(d), or attain age 65, and any of such events shall occur more than one year after the date on which an award shall have been granted to him, then the restrictions set forth in paragraph 6(b) hereof shall lapse, as to all shares of Common Stock awarded to such employee pursuant to such award, on the date of such event. As used in this paragraph 6(d) the term "disability" shall mean a condition that is within the meaning of Section 22(e)(3) of the Code.

        (e) Each employee granted a restricted stock award shall agree that, subject to the provisions of paragraph 6(f):

          (i) no later than the date of the lapse of the restrictions mentioned in paragraph 6(b) hereof and in any Agreement respecting the award, the employee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local withholding taxes of any kind required by law to be paid by the Company or its subsidiaries with respect to the shares of Common Stock subject to the award, and

          (ii) the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock subject to the award.

        (f) If an employee granted an award properly files with the Internal Revenue Service a written election within 30 days of the date of grant, to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Common Stock awarded on the date of grant, the employee shall make arrangements satisfactory to the Committee to pay in the year of such grant any federal, state or local withholding taxes required to be paid by the Company or its subsidiaries with respect to such shares. If the employee shall fail to make such payments, the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state or local taxes of any kind required by law to be withheld with respect to such shares of Common Stock.

        (g) Certificates evidencing shares of Common Stock subject to awards shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan and in any Agreement relating to the award. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in the Plan or any related Agreement shall be ineffective. The shares acquired, together with stock powers (if required by the Company) or other instruments of transfer appropriately endorsed in blank by the employee, shall be held by the Company, for the use and benefit and subject to the rights of such employee as owner thereof. After the lapse of all restrictions with respect to particular shares, the Company shall deliver the certificates for such shares held by the Company to the employee concerned.

7. Exercise of Option

        (a) Each option granted under this Plan shall by its terms expire not later than ten years from the date on which it was granted.

        (b) Unless the Committee shall fix a different schedule at the time a particular option is granted, each option granted under this Plan shall become exercisable, to the extent of one-quarter or one-fifth of the aggregate number of shares optioned thereby, one year after the date of grant and, cumulatively, to the extent of an additional one-quarter or one-fifth, at the expiration of each year thereafter, so that, four or five years after the date of grant, each option shall be fully exercisable, subject to the provisions set forth elsewhere in the Plan. Notwithstanding the foregoing, the Committee may declare any outstanding option immediately and fully exercisable (but in no event prior to the first anniversary of the date of grant).

        (c) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares he or she has elected to purchase; provided that no option may be exercised as to fewer than 100 shares unless it is then exercised as to all of the shares then purchasable thereunder. Such notice shall be accompanied by payment to the Company of the full purchase price in cash; provided that, unless otherwise determined by the Committee, the purchase price may be paid in whole or in part, by surrender or delivery to the Company of Common Stock of the Company having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, an employee shall, upon notification of the amount due and prior to or concurrently with delivery to the employee of a certificate representing such shares, pay, in cash, any amount necessary to satisfy federal, state and local tax requirements.

        (d) No person shall have the rights of a stockholder with respect to shares covered by an option until such person becomes the holder of record of such shares.

        (e) Except as provided in paragraph 8 or paragraph 9, no option granted to an employee may be exercised, unless, at the time of exercise, the optionee is an employee of the Company. Options granted under the Plan to an employee shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company.

        (f) Notwithstanding any other provision of this Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an option prior to (a) the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed and (b) the completion of such registration or other qualification of such share under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.

8. Termination of Optionee's Relationship to the Company

        (a) In the case of an option granted to an employee of the Company, if the optionee shall cease to be an employee of the Company, other than by reason of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, any option held by such optionee may be exercised (to the extent that the optionee was entitled to exercise such option at the termination of such employment) at any time within three months after such termination, but not later than the expiration date of such option; provided, however, that any option held by an employee whose employment shall be terminated by the Company for cause shall, to the extent not theretofore exercised, forthwith terminate.

        (b) Notwithstanding the provisions of paragraph 7 specifying the installments in which an option shall be exercisable, in the case of an option granted to an employee of the Company, unless the Committee specifies otherwise at the time a particular option is granted, upon an optionee's actual retirement at age 65 or thereafter, the option shall be exercisable (within the time periods set forth in paragraph 8(a)) as to all shares of Common Stock remaining subject to the option.

        (c) Any Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan (which provisions may allow periods of consultancy to be treated as periods of employment) and the effect of leaves of absence, which provisions may vary from one another.

        (d) In the case of an option granted to an individual who is a consultant to, and not an employee of the Company, the option agreement shall specify the impact, if any, that a termination of the optionee's consultancy relationship with the Company shall have on the exercisability of the option.

        (e) Nothing in the Plan or in any Agreement shall confer upon any employee or consultant any right to continue in the employ or consultancy of the Company or affect the right of the Company to terminate such employment or consultancy relationship at any time for any reason, or for no reason.

9. Death or Disability of Optionee

        Notwithstanding the provisions of paragraph 7 specifying installments in which an option shall be exercisable, unless the Committee specifies otherwise at the time a particular option is granted, if an optionee shall die or become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, while he or she is employed by the Company or within three months after the termination of his or her employment (other than termination by the Company for cause, such option may be exercised, as to all shares of Common Stock remaining subject to the option, within the later to occur of

(a) three months after the termination of the optionee's employment or (b) thirty days after the appointment of a legal representative or guardian, but in no case more than one year after termination of employment and in no case after the original expiration date of the option.

10. Amendments to the Plan

        The Board may at any time terminate or from time to time modify, amend or suspend this Plan, including any amendment for the purpose of complying with or securing the benefit of any change in the Exchange Act or the Code or any regulation adopted under either; provided that no such modification without the approval of stockholders shall increase the aggregate number of shares subject hereto, permit the granting of options at an option price less than 100% of the fair market value of the Common Stock at the date of the grant, reduce the exercise price of outstanding options (except pursuant to paragraph 12), extend the period during which options or awards are granted, extend the period during which options may be exercised, or otherwise materially increase the benefits accruing to optionees or awardees under this Plan or materially modify the requirements as to eligibility of optionees or awardees under this Plan, except that any increase, reduction or change that may result from any adjustment authorized by paragraph 12 or any modification based on any revision to the Code or any regulation promulgated thereunder (to the extent permitted by the Code or the Internal Revenue Service) shall not require such approval. No suspension, termination, modification or amendment of the Plan may, without the consent of the individual to whom an option or award of restricted stock shall theretofore have been granted, materially and adversely affect the rights of such individual under such option or award of restricted stock.

11. Granting of Options and Awards

        (a) The grant of any option or award pursuant to the Plan shall be entirely in the discretion of the Committee, and nothing in the Plan shall be construed to confer on any officer, employee, or consultant any right to receive any option or award under the Plan.

        (b) Subject to the terms, conditions and restrictions of the Plan, the Committee shall, in its sole discretion, select from among the key employees of the Company those employees to whom options or awards are to be granted without limiting the generality of Paragraph 2, the Committee shall also have power to determine (i) whether options or awards are to be made, (ii) the number of shares of Common Stock covered by each option or award, (iii) the time or times when options or awards will be made, and (iv) in accordance with paragraph 6, the restrictions applicable to shares of Common Stock awarded pursuant to restricted stock awards.

        (c) The grant of an option or award pursuant to the Plan shall not constitute an agreement or an understanding, express or implied, to employ the optionee or awardee for any specified period.

12. Adjustments upon Changes in Capitalization

        (a) The Board may at any time make such provision as it shall consider appropriate for the adjustment of the number and class of shares covered by each option or award and the price as to which an option shall be exercisable, in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, split-up, reorganization, liquidation, and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares as to which options and awards may be granted under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7 with respect to the minimum number of shares that must be purchased upon any exercise of an option.

        (b) In the event (i) of a dissolution, liquidation, merger or consolidation of the Company or (ii) of a sale of all or substantially all of the assets of the Company or the sale of substantially all of the assets or stock of a subsidiary of which an optionee or awardee is then an employee, or (iii) a change in control (as hereinafter defined) of the Company has occurred or is about to occur, then, the Board may determine that each option under the Plan, if such event shall occur with respect to the Company, or each option granted to an employee or consultant of such subsidiary, shall become immediately and fully exercisable or that restrictions on shares subject to any award shall immediately lapse.

13. Effective Date of the Plan

        Options or awards may be granted under the Plan, subject to its authorization and adoption by the stockholders of the Company, at any time or from time to time after its adoption by the Board, but no option shall be exercised under this Plan until this Plan shall have been authorized and adopted at a meeting of stockholders of the Company. If so adopted by stockholders, this Plan shall become effective as of July 9, 2003, the date the plan was approved by the Company shareholders.

14. Severability

        In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.

15. Effect on Prior Option Plans

        The adoption of the 2003 Plan shall have no effect on outstanding options or awards granted by the Company under any other plan.

16. Notices

        All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

        If to the optionee or awardee, to the optionee's or awardee's last known address.

        If to the Company:

    Standard Microsystems Corporation
    Attention: Secretary
    80 Arkay Drive
    Hauppauge, New York 11788-8847

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

17. Governing Law

        This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the provisions governing conflict of laws.

18. Certain Definitions

        (a) The terms "parent" and "subsidiary" shall have the meanings respectively, of "parent corporation" and "subsidiary corporation" as set forth in Sections 424(e) and (f) of the Code, respectively.

        (b) The term "fair market value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price (or the average of the latest bid and asked prices) of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board or the Committee) for the over-the-counter market or any national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication.

        (c) The term "termination of employment for cause" or words to like effect shall mean termination by the Company of the employment of the optionee by reason of the optionee's (i) willful refusal to perform his or her obligations to the Company, (ii) willful misconduct, contrary to the interests of the Company, or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute whether a termination for cause has occurred, the Board may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

        (d) The term "Company" shall include SMSC and any parent or subsidiary of SMSC.

        (e) The term "change in control" shall mean an event or series of events that would be required to be described as a change in control of the Company on Form 8-K promulgated under the Exchange Act. The determination whether and when a change in control has occurred or is about to occur shall be made by vote of a majority of the Non-Employee Directors who shall have constituted the Board immediately prior to the occurrence of the event or series of events constituting such change in control.

EXHIBIT C

STANDARD MICROSYSTEMS CORPORATION

2003 DIRECTOR STOCK OPTION PLAN

1.     Purpose

        The purpose of this 2003 Director Stock Option Plan (the "Plan") of Standard Microsystems Corporation (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board that may occur in the future.

2.     Administration

        The Plan will be administered by the Board of Directors (the "Board") of the Company. Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this Section 2 will be conclusive on all parties.

3.     Participation in the Plan

        Each person who is now or shall become a director of the Company and who is not, while serving as director, an employee of the Company or any subsidiary of the Company, shall be eligible to participate in the Plan (an "Eligible Director"). A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its subsidiaries on a regular or occasional basis for a stated consideration.

4.     Stock Subject to the Plan

        The stock subject to the Plan shall consist of 100,000 shares of Common Stock, $.10 par value, of the Company ("Common Stock"). Such shares may, as the Board shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company. If an option shall expire or terminate for any reason without having been exercised in full, the shares represented by the portion thereof not so exercised shall (unless the Plan shall have been terminated) become available for other options to be granted under the Plan.

5.     Stock Options

        A.    Form of Options.    Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall set forth the applicable date of grant and shall comply with and be subject to the terms and conditions set forth in the Plan.

        B.    Vesting Options.    Any Eligible Director first elected at or after the 2003 Annual Meeting of Stockholders, upon such election, shall be granted under the Plan an option to purchase 36,000 shares of Common Stock. Each option granted pursuant to this Section 5B (a "Vesting Option") shall become exercisable, to the extent of one-third of the number of shares granted, on the first anniversary of the date of grant, and cumulatively to the extent of an additional one-third, on each of the next two succeeding anniversaries, so that on the third anniversary of the date of grant, each Vesting Option granted to an Eligible Director shall be fully exercisable.

        C.    Current Service Options.    In addition to Vesting Options, each eligible director incumbent for at least three years shall be granted under the Plan a Current Service Option to purchase 3,000 shares of Common Stock ("Current Service Option"), which shall be fully vested upon the granting thereof and, subject to the provisions of Sections 5H, 10 and 12, shall be immediately exercisable, and shall be granted on each January 15, April 15, July 15, and October 15 (or, if any such day shall not be a business day, then on the next succeeding business day). With respect to the Chairman of the Audit Committee, "4,500" shall be substituted for "3,000" in the immediately preceding sentence, respectively, and with respect to each other member of the Audit Committee, "3,250" shall be so substituted.

        D.    Option Price per Share.    All options granted hereunder shall be exercisable at a price per share equal to the fair market value (as hereinafter defined) of a share of Common Stock on the date of the grant. For purposes of the Plan, the term "fair market value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board) for the over-the-counter market or any national securities exchange and other securities market which at the time are included in the stock price quotations of such publication. If no such sale is so reported for such date, fair market value shall mean the average of the latest bid and asked prices so reported for such date.

        E.    Options Nontransferable.    Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him or her. No option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

        F.    Accelerated Vesting.    Notwithstanding the provisions hereof specifying the installments in which Vesting Options shall be exercisable, Vesting Options shall become exercisable in full (i) upon the retirement of the director in accordance with any mandatory retirement policy for members of the Board, which policy may be established by the Board, (ii) upon the total and permanent disability or death of the director, or (iii) if any of the following events shall occur: (a) the Company shall execute a definitive agreement to merge or consolidate with or into another corporation and the Company shall not be the surviving corporation in the merger (or shall become a subsidiary of any other corporation party to such merger agreement, unless such transaction shall involve no significant change in beneficial ownership of the Company) and the stockholders of the Company shall have approved the terms of such agreement; (b) the Company shall enter into a definitive agreement to sell or otherwise dispose of all or substantially all of its assets and the stockholders of the Company shall have approved the terms of such agreement; or (c) any person or group shall acquire, or increase its ownership to, more than 28% of the Company's then outstanding voting stock.

        G.    Expiration of Options.    No option shall be exercisable after the expiration of the earlier of (i) ten years from the date when such option was granted or (ii) three years following (x) the retirement or resignation of the optionee as a director of the Company, (y) the failure of the optionee to be reelected a director of the Company, or (z) the total and permanent disability or death of the optionee.

        H.    Exercise of Options.    Options may be exercised only by written notice to the Company, accompanied by payment of the full purchase price for the shares as to which they are exercised. Such purchase price shall be paid in full upon any exercise of an option (i) by cash, including a personal check payable to the order of the Company or (ii) by delivering at fair market value, valued as of the close of the last trading day prior to delivery, Common Stock owned by the optionee, or (iii) by any combination of (i) and (ii). If the Company shall be advised that the exercise of an option is subject to any tax withholding, the Company may require, as a condition of exercise, that payment of the purchase price be accompanied by the applicable withholding amount, as determined by the Company.

        I.    Nonstatutory Options.    No option granted under the Plan shall constitute an "incentive stock option" as that term is defined in the Internal Revenue Code of 1986.

6.     Modification, Extension, and Renewal of Options

        The Board shall have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations under any option previously granted without the written consent of the optionee or (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision.

7.     Assignment

        The rights and benefits granted under this Plan may not be assigned and any attempted assignment of such rights and benefits shall be null and void.

8.     Limitation of Rights

        A.    No Right to Continue as a Director.    Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

        B.    No Stockholder's Rights for Optionees.    An optionee or his or her representative shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her or his or her representative of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9.     Changes in Present Stock

        In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Company's Common Stock, appropriate adjustment shall be made by the Board in the number and kind of shares which are or may become subject to options granted or to be granted hereunder and the per share option price to be paid therefor.

10.   Effective Date and Duration of the Plan

        Options shall be granted under the Plan, subject to its authorization and adoption by the stockholders of the Company, at any time or from time to time after its adoption by the Board of Directors, but no option shall be exercisable under the Plan until the Plan shall have been adopted and approved at the meeting of stockholders of the Company next following adoption of the Plan by the Board. If so adopted by stockholders, this Plan shall become effective as of July 9, 2003, the date the plan is approved by the shareholders. In the event the Plan is not so adopted by stockholders; all options that may have been granted shall be null and void. The Plan shall terminate on July 8, 2013 (unless earlier discontinued by the Board), but such termination shall not affect the rights of the holder of any option outstanding on such date of termination.

11.   Amendment of the Plan

        The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders, no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), reduce the exercise price of outstanding options (except pursuant to Section 9), change the definition of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. Notwithstanding the preceding sentence, none of Sections 3, 5B, 5C, or 5D shall be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or federal securities laws or rules thereunder.

12.   Compliance with Law, etc.

        Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

  (i)
  Effectiveness of any registration or other qualification of such shares or of the Company under any state or federal law or regulation which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

  (ii)
  Grant of any other consent, approval or permit from any state or federal governmental agency or securities exchange which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

13.   Notice

        Any notice to the Company required by this Plan shall be in writing addressed to the General Counsel of the Company at its principal office, and shall be deemed delivered only when it is received by the General Counsel.

14.   Governing Law

        This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of New York, without regard to the provisions governing conflict of laws, and construed accordingly.

PLEASE DETACH PROXY CARD HERE

STANDARD MICROSYSTEMS CORPORATION

PROXY—Annual Meeting of Stockholders—July 9, 2003

        STEVEN J. BILODEAU and GEORGE W. HOUSEWEART, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting, or, if only one shall be present and acting, then that one, all of the shares of Standard Microsystems Corporation that the undersigned would be entitled, if personally present, to vote at the 2003 annual meeting of stockholders, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side hereof and in the notice of annual meeting.

        Please date and sign this proxy on the REVERSE SIDE, and mail it in the enclosed envelope, which requires no postage if mailed in the United States.

(Continued, and to be dated and signed on other side)

Standard Microsystems Corporation

Instructions for Voting Your Proxy

        Standard Microsystems Corporation is now offering stockholders of record three alternative ways of voting their proxies:

•By Telephone (using a touch-tone telephone)	•Through the Internet (using a browser)	•By Mail (traditional method)

        Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card.We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING    Available only until 5:00 p.m., Eastern time on July 8, 2003.

  •
  On a touch-tone telephone, call TOLL FREE 1.800.895.1068 24 hours a day, 7 days a week

  •
  You will be asked to enter ONLY the CONTROL NUMBER shown below

  •
  Have your proxy card ready, then follow the prerecorded instructions

  •
  Your vote will be confirmed and cast as you directed

INTERNET VOTING    Available only until 5:00 p.m., Eastern time on July 8, 2003.

  •
  Visit the Internet voting website at http://proxy.georgeson.com

  •
  Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

  •
  You should incur only your usual Internet Service Provider charges

VOTING BY MAIL

  •
  Simply sign and date your proxy card and return it in the enclosed postage-paid envelope

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4.

			FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed
1.	ELECTION OF DIRECTORS
	Nominees:	Robert M. Brill James A. Donahue	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	ADOPTION AND APPROVAL OF THE 2003 STOCK OPTION AND RESTRICTED STOCK PLAN.	☐	☐	☐
3.	ADOPTION AND APPROVAL OF THE 2003 DIRECTOR STOCK OPTION PLAN.	☐	☐	☐
4.	SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.	☐	☐	☐
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, UNLESS OTHERWISE PROPERLY MARKED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AS RECOMMENDED BY THE BOARD OF DIRECTORS.
PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY.
DATE:	, 2003
Signature
Signature if held jointly
NOTE:	(Please sign exactly as your name appears hereon. If the named holder is a corporation, partnership or other association, please sign its name, and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your title. If shares are held jointly, EACH holder should sign.)

QuickLinks

ANNUAL MEETING OF STOCKHOLDERS, JULY 9, 2003
ELECTION OF DIRECTORS
Summary Compensation Table
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plan Information
2003 STOCK OPTION AND RESTRICTED STOCK PLAN
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
VOTING PROCEDURES
GENERAL
STOCKHOLDER PROPOSALS AND OTHER MATTERS
STANDARD MICROSYSTEMS CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STANDARD MICROSYSTEMS CORPORATION 2003 DIRECTOR STOCK OPTION PLAN
STANDARD MICROSYSTEMS CORPORATION
PROXY—Annual Meeting of Stockholders—July 9, 2003
IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4.